UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 of this Current Report on Form 8-K regarding the preliminary financial results of Express, Inc. (the “Company”) for the second quarter of fiscal 2023 is hereby incorporated by reference into this Item 2.02.

The information included in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 17, 2023, the Company announced that it had initiated a workforce reduction to reduce costs and improve operating efficiencies. The workforce reduction, which is being implemented as part of a plan of strategic cost reduction actions and was committed to by management on July 27, 2023, will impact approximately 150 employees and is expected to be completed by the end of the third quarter of fiscal 2023. The Company expects that it will incur approximately $5 million in restructuring and related costs, primarily related to severance and benefit costs, in connection with the workforce reduction and recognized these costs in the second quarter of fiscal 2023.

The Company may incur additional costs not currently contemplated due to events associated with the workforce reduction. The restructuring and related costs that the Company expects to incur in connection with the workforce reduction are estimates only and subject to a number of assumptions, and actual results may differ materially and adversely from such estimates.

Item 7.01.	Regulation FD Disclosure.

On August 17, 2023, the Company issued a press release providing certain business and financial updates, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On August 14, 2023, the Company’s Board of Directors approved the implementation of a 1-for-20 reverse stock split of the Company’s common stock, par value $0.01 per share (“Common Stock”), and a corresponding proportional reduction in the number of authorized shares of Common Stock. The reverse stock split is expected to be effected after market close on or about August 30, 2023 (the “Effective Date”), with shares of Common Stock expected to begin trading on a split-adjusted basis at market open on or about August 31, 2023.

In connection with the implementation of the reverse stock split, the Company will file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware providing that, effective upon the date and time set forth therein, (i) every 20 shares of Common Stock issued and outstanding as of the Effective Date, including shares of Common Stock held by the Company as treasury shares, will be automatically combined into one share of Common Stock, and (ii) the number of authorized shares of Common Stock shall be reduced from 500,000,000 authorized shares of Common Stock to 25,000,000 authorized shares of Common Stock. The Company’s stockholders of record will receive a cash payment (without interest) in lieu of any fractional shares they would have otherwise been entitled to receive in the reverse stock split.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding (1) the Company’s preliminary financial results for the second quarter of fiscal 2023 and (2) the workforce reduction, other cost reduction actions and the expected financial impacts to the Company related thereto are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including the factors described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 and its Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2023. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Express, Inc., dated August 17, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: August 17, 2023	By:	/s/ Jason Judd
	Name:	Jason Judd
	Title:	Senior Vice President, Chief Financial Officer and Treasurer